EXHIBIT 99.1
SINA Announces Management Changes

Shanghai, China— (PR Newswire)—May 9, 2006—SINA Corporation (Nasdaq: SINA), a leading online media company and mobile value-added service (MVAS) provider for China and for the global Chinese communities, today announced changes to its management team.
Effective as of May 8, 2006, Yan Wang resigned as the Chief Executive Officer of the Company. Mr. Wang will continue to serve on the Board of Directors in a new capacity as Vice Chairman. Effective as of Mr. Wang’s resignation, Charles Chao, formerly President and Chief Financial Officer, has been named as the new Chief Executive Officer and appointed to the board of directors. Mr. Chao will remain as the President of the Company.
“I am proud of what I have achieved over the past ten years with SINA. However, I believe this is the right moment for me to move on and spend more time with my family and on other personal interests, which I was not able to do while taking on my daily responsibilities at SINA. For the last seven years, Charles has played a vital role in building SINA to what it has become today. With Charles succeeding me as CEO, I expect SINA to reach a new level of market success,” said Yan Wang.
“On behalf of the Board, I want to express our sincere gratitude for Yan’s great contribution and dedication to SINA. Yan is stepping down from his CEO position after having made SINA, a website he co- founded, the largest Internet portal in China. The Board is delighted that Yan will continue to serve SINA as its Vice Chairman and play an important role in steering the direction of SINA’s future while pursuing his personal interests,” said Yongji Duan, Chairman of SINA’s Board of Directors. “Charles will have big shoes to fill, but with his proven leadership and execution ability over the last seven years, I believe SINA is in good hands.”
Mr. Chao joined SINA in 1999 as Vice President of Finance and has also served as the Company’s Chief Financial Officer, Co-Chief Operating Officer and, most recently, President.
Herman Yu, the Company’s Vice President & Corporate Controller, has assumed the position of Acting Chief Financial Officer effective as of May 8, 2006. The Board of Directors has formed a committee to search for a new Chief Financial Officer.
About SINA
SINA Corporation (NASDAQ: SINA) is a leading online media company and value-added information service (VAS) provider for China and for global Chinese communities. With a branded network of localized web sites targeting Greater China and overseas Chinese, SINA provides services through five major business lines including SINA.com (online news and content), SINA Mobile (mobile value-added services), SINA Online (community-based services and games), SINA.net (search and enterprise services) and SINA E-Commerce (online shopping). Together these provide an array of services including region-focused online portals, mobile value-added services, search and directory, interest-based and community-building channels, free and premium email, online games, virtual ISP, classified listings, fee-based services, e-commerce and enterprise e-solutions.
Safe Harbor Statements
This announcement contains forward-looking statements. SINA may also make forward-looking statements in our periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q, 8-K, etc., in its annual report to shareholders, in its proxy statements, in its offering circulars and prospectuses, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. SINA assumes no obligation to update the forward-looking statements in this release and elsewhere. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SINA’s historical losses, its limited operating history, the uncertain regulatory landscape in the People’s Republic of China, the Company’s ability to develop and market other usage-based SMS products, fluctuations in quarterly operating results, the Company’s reliance on MVAS and online advertising sales for a majority of its revenues, the Company’s reliance on mobile operators in China to provide MVAS, any failure to successfully develop and introduce new products and any failure to successfully integrate acquired businesses. Further information regarding these and other risks is included in SINA’s Annual Report on Form 10-K for the year ended December 31, 2005 and its recent quarterly reports on Form 10-Q, as well as in its other filings with the Securities and Exchange Commission.
Contact:
SINA Corporation
Chen Fu, (86-21) 62895678 ext. 6089
fuchen@staff.sina.com
or
The Ruth Group
Denise Roche, 646/536-7008
droche@theruthgroup.com

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